UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 17, 2012 (December 14, 2012)

PC Connection, Inc.

(Exact name of registrant as specified in charter)

Delaware	0-23827	02-0513618
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Rt. 101A, 730 Milford Road Merrimack, NH		03054
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (603) 683-2000

N/A

(Former name or former address, if changed since last report)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 14, 2012, the Board of Directors (the “Board”) of PC Connection, Inc. (the “Company”) determined, upon recommendation by the Audit Committee of the Board, that it was in the best interests of the Company to repurchase an aggregate of

600,000 shares of the Company’s common stock from Patricia Gallup, the Chairman of the Board and Chief Administrative Officer

of the Company, and David Hall, a member of the Board (the “Repurchase”).

In connection with the Repurchase, the Company entered into a Stock Purchase Agreement, pursuant to which the

Company will buy 300,000 shares back from each of Ms. Gallup and Mr. Hall at a price per share of $10.578, which is based on the volume weighted-average share price of the Company’s stock for the fifteen trading days ended December 13, 2012.

The Repurchase will close on December 17, 2012.

The foregoing description is qualified in its entirety by reference to the Stock Purchase Agreement, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

99.1	Stock Purchase Agreement, dated December 14, 2012, by and among PC Connection, Inc., Patricia Gallup and David Hall

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 17, 2012	PC CONNECTION, INC.

	By:	/s/ Joseph Driscoll
Joseph Driscoll
Senior Vice President, Treasurer, and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Stock Purchase Agreement, dated December 14, 2012, by and among PC Connection, Inc., Patricia Gallup and David Hall